CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-34945) and in the Registration Statements on Form S-8 (Nos. 333-19769, 333-19885, 333-19953 and 333-24315) of The JPM Company of
our report dated January 24, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Philadelphia, PA
January 24, 2001